UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2015

MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Harwood Street, Suite 2410 Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at Mid-Con Energy Partners LP’s (the “Partnership”) Special Meeting of Unitholders (the “Special Meeting”), unitholders approved an amendment to the Partnership’s Long-Term Incentive Program (the “LTIP”) providing for an increase in the number of units available for issuance thereunder from 1,764,000 to 3,514,000 units. A detailed summary of the material terms of the amendment to the LTIP appears beginning on page 4 of the Partnership’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 13, 2015. The foregoing description is qualified in its entirety by reference to the text of the amendment to the LTIP, which is filed herewith as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Special Meeting was convened on Friday, November 20, 2015, and two items were submitted to unitholders for vote: (i) the approval of an amendment to the LTIP (providing for an increase in the number of units available for issuance thereunder) (the “LTIP Proposal”) and (ii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if deemed necessary or appropriate by the Partnership’s general partner, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the LTIP Proposal (the “Adjournment Proposal”). Out of a total of 29,726,289 units outstanding and entitled to vote, 16,388,524 units (55.13%) were present at the meeting in person or by proxy.

The final results of the voting with respect to the approval of the LTIP Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
14,008,329	2,262,099	118,096	0

The Adjournment Proposal, which was unnecessary in light of the approval of the LTIP Proposal as indicated above, was not submitted to the unitholders for approval at the Special Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Mid-Con Energy Partners, LP Long-Term Incentive Program, dated November 20, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: November 20, 2015	By:	/s/ Nathan P. Pekar
Nathan P. Pekar
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to the Mid-Con Energy Partners, LP Long-Term Incentive Program, dated November 20, 2015.